Exhibit 99.1

Release No. 0406-03      FOR IMMEDIATE RELEASE

April 26, 2006

RAYMOND JAMES FINANCIAL, INC.
ANNOUNCES SECOND QUARTER RESULTS;
REPORTS RECORD REVENUE AND NET INCOME

ST. PETERSBURG, Fla. - Raymond James Financial, Inc. today reported a 77 percent increase in unaudited net income to a new record $61,531,000, or $0.53 per diluted share, for the second quarter ended March 31, 2006. In comparison, the firm reported net income of $34,697,000, or $0.30 per diluted share, for fiscal 2005’s second quarter. Net revenues surged 23% to $592,802,000.
Unaudited net income for the first half of fiscal 2006 was reported at $106,640,000, up 44% from 2005’s $73,940,000, while net revenues for the period increased 14% to $1,119,338,000 from $982,103,000 the previous year. Diluted earnings per share were $0.93, up from $0.65 for last year’s comparable period.
“Before one concludes that the quarter was a blockbuster, you should be aware that $10.3 million ($0.09 per diluted share) of the quarterly net income related to the sale of three seats on the NYSE and one seat on the Montreal Exchange for stock and cash, when those two exchanges converted to public ownership,” stated Chairman and CEO Thomas A. James.
“As a result, earnings from normal operations were $51.2 million ($0.44 per diluted share) for the quarter and $96.3 million ($0.84 per diluted share) for the first half. Adjusted net income increased 48% and 30%, respectively, over the same periods last year.”
James continued, “Robust growth in Private Client Group commissions and fees as well as meaningful contributions from Capital Markets and Asset Management drove the improvement. Raymond James Bank grew revenues dramatically but earnings didn’t reflect that growth only
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Release No. 0406-03       Raymond James Financial, Inc.

because the large net addition to the loan portfolio required a substantial increase to the loan loss reserves, not related to any current actual loss experience. As interest rates continued to rise, our quarterly net interest earnings grew by 51% from the comparable quarter last year to $42,606,000.
“The annualized ROE for the quarter was 18.25%, or 15.2% after excluding earnings from seat sales.
“Given the continuation of corporate earnings growth, the probable impending interruption of increases in short-term rates in the not-too-distant future and the economy’s apparent ability to cope with the new spike in oil prices, I don’t anticipate an imminent change in current business trends.”
The company will conduct its quarterly conference call April 27 at 4:15 p.m. EST. The telephone number is 800-773-5520. The call will also be available on demand on the company’s Web site, raymondjames.com, under “About Raymond James Financial,” “Financial Reports.” The subjects to be covered may also include forward-looking information. Questions may be posed to management by participants on the call, and in response the company may disclose additional material information.
Raymond James Financial (NYSE-RJF) is a Florida-based diversified holding company providing financial services to individuals, corporations and municipalities through its subsidiary companies. Its three wholly owned broker/dealers, Raymond James & Associates, Raymond James Financial Services and Raymond James Ltd., have more than 4,800 financial advisors serving approximately 1.4 million accounts in 2,200 locations throughout the United States, Canada and overseas. In addition, total client assets are currently over $167 billion, of which approximately $31 billion are managed by the firm’s asset management subsidiaries.
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Release No. 0406-03       Raymond James Financial, Inc.

To the extent that Raymond James makes or publishes forward-looking statements (regarding economic conditions, management expectations, strategic objectives, business prospects, anticipated expense savings, financial results, anticipated results of litigation and regulatory proceedings, and other similar matters), a variety of factors, many of which are beyond Raymond James’ control, could cause actual results and experiences to differ materially from the expectations and objectives expressed in these statements. These factors are described in Raymond James’ 2005 annual report on Form 10-K, which is available on raymondjames.com and sec.gov.
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Release No. 0406-03       Raymond James Financial, Inc.

Raymond James Financial, Inc.
Unaudited Report
For the second quarter ended March 31, 2006
(all data in thousands, except per share earnings)

	Second Quarter			Six Months
	2006	2005	Percent Change	2006	2005	Percent Change
Gross revenues	$656,818	$512,327	28%	$1,232,165	$1,036,704	19%
Net revenues	592,802	483,118	23%	1,119,338	982,103	14%
Net income	61,531	34,697	77%	106,640	73,940	44%

Earnings per share - diluted	0.53	0.30	77%	0.93	0.65	43%

Weighted average common and common
equivalent shares outstanding - diluted	116,412	114,458		115,046	113,433

	Balance Sheet Data

	March	Dec.	Sept.	March
	2006	2005	2005	2005
Total assets	$10.1 bil.	$ 9.1 bil.	$ 8.4 bil.	$7.9 bil.
Shareholders' equity	$1,380 mil.	$1,316 mil.	$1,242 mil.	$1,160 mil.
Book value per share	$11.88	$11.41	$10.95	$10.30

	Management Data
		Quarter Ended
	March	Dec.	Sept.	March
	2006	2005	2005	2005
Total financial advisors:
United States	4,544	4,544	4,591	4,806
Canada	314	311	295	279

# Lead managed/co-managed Corporate public offerings in U.S.	21	27	32	20
Corporate public offerings in Canada	5	14	5	4

Financial assets under management	$31.2 bil.	$ 28.1 bil.	$ 27.5 bil.	$25.4 bil.

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Release No. 0406-03       Raymond James Financial, Inc.

	March	Dec.	Sept.	March
	2006	2005	2005	2005

Client Assets	$ 167 bil.	$ 156 bil.	$ 151 bil.	$ 136 bil.
Client Margin Balances	$1,335 mil.	$1,293 mil.	$1,230 mil.	$1,190 mil.

	Three Months Ended		Six Months Ended
	March 31,	March 24,	March 31,	March 24,
	2006	2005	2006	2005
Revenues:
Private Client Group	$ 416,905	$ 338,520	$ 792,650	$ 678,468
Capital Markets	122,188	106,805	228,792	223,824
Asset Management	48,125	42,017	95,075	81,972
RJBank	22,664	9,820	40,518	18,803
Emerging Markets	12,040	10,098	25,849	19,308
Stock Loan/ Borrow	14,139	5,764	25,755	12,589
Other	20,757	(697)	23,526	1,740
Total	$ 656,818	$512,327	$1,232,165	$1,036,704

Pre-tax Income:
Private Client Group	$ 38,531	$ 32,862	$ 75,342	$ 63,645
Capital Markets	22,085	12,985	36,660	30,294
Asset Management	11,103	10,432	22,117	18,815
RJBank	2,225	2,826	5,426	6,078
Emerging Markets	1,353	1,692	3,563	2,738
Stock Loan/ Borrow	2,324	1,289	4,548	2,335
Other	17,689	(3,957)	18,989	(971)
Pre-tax Income	95,310	58,129	166,645	122,934

Minority Interest	(4,046)	(3,620)	(4,561)	(2,031)

Total	$ 91,264	$ 54,509	$ 162,084	$ 120,903

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Quarter-to-Date
(in thousands, except per share amounts)
	Three Months Ended
	March 31,	March 24,	%	Dec. 31,	%
	2006	2005	Change	2005	Change
Revenues:
Securities commissions and fees	$395,009	$341,373	16%	$366,476	8%
Investment banking	38,856	28,387	37%	29,714	31%
Investment advisory fees	43,486	39,106	11%	42,746	2%
Interest	106,622	57,392	86%	88,050	21%
Net trading profits	8,189	7,445	10%	5,857	40%
Financial service fees	25,101	21,748	15%	23,052	9%
Other	39,555	16,876	134%	19,452	103%

TOTAL REVENUES	656,818	512,327	28%	575,347	14%
Interest Expense	64,016	29,209	119%	48,811	31%
NET REVENUES	592,802	483,118	23%	526,536	13%

Non-Interest Expenses
Compensation, commissions and benefits	399,645	342,492	17%	366,619	9%
Communications and information processing	26,698	22,059	21%	24,596	9%
Occupancy and equipment costs	18,110	15,822	14%	17,402	4%
Clearance and floor brokerage	5,060	5,779	-12%	5,766	-12%
Business development	19,695	15,501	27%	17,131	15%
Other	32,330	26,956	20%	24,202	34%

TOTAL NON-INTEREST EXPENSES	501,538	428,609	17%	455,716	10%

Income before provision for income taxes	91,264	54,509	67%	70,820	29%
Provision for income taxes	33,779	23,432	44%	26,226	29%
Minority Interest	(4,046)	(3,620)	12%	(515)	686%
Net Income	$ 61,531	$ 34,697	77%	$ 45,109	36%
Net Income per share basic	$ 0.54	$ 0.31	74%	$ 0.41	32%
Net Income per share diluted	$ 0.53	$ 0.30	77%	$ 0.40	33%
Weighted average common shares
outstanding-basic	113,194	112,311		111,501
Weighted average common and common
equivalent shares outstanding-diluted	116,412	114,458		113,636

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RAYMOND JAMES FINANCIAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(UNAUDITED)
Year-to-Date
(in thousands, except per share amounts)
	Six Months Ended
	March 31,	March 24,	%
	2006	2005	Change
Revenues:
Securities commissions and fees	$ 761,485	$ 698,842	9%
Investment banking	68,570	56,892	21%
Investment advisory fees	86,232	76,558	13%
Interest	194,672	111,808	74%
Net trading profits	14,046	17,197	-18%
Financial service fees	48,153	44,158	9%
Other	59,007	31,249	89%

TOTAL REVENUES	1,232,165	1,036,704	19%
Interest Expense	112,827	54,601	107%
NET REVENUES	1,119,338	982,103	14%

Non-Interest Expenses:
Compensation, commissions and benefits	766,264	691,401	11%
Communications and information processing	51,294	43,258	19%
Occupancy and equipment costs	35,512	31,875	11%
Clearance and floor brokerage	10,826	11,245	-4%
Business development	36,826	30,245	22%
Other	56,532	53,176	6%

TOTAL NON-INTEREST EXPENSES	957,254	861,200	11%

Income before provision for income taxes	162,084	120,903	34%
Provision for income taxes	60,005	48,994	22%
Minority Interest	(4,561)	(2,031)	125%
Net Income	$ 106,640	$ 73,940	44%
Net Income per share basic	$ 0.95	$ 0.66	44%
Net Income per share diluted	$ 0.93	$ 0.65	43%
Weighted average common shares
outstanding-basic	112,053	111,359
Weighted average common and common
equivalent shares outstanding-diluted	115,046	113,433

For more information, please contact Tracey Bustamante at 727-567-2824.
Please visit the Raymond James Press Center at raymondjames.com/media.